UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	REPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2020, Alfred Altomari, a member of the Board of Directors (the “Board”) of Recro Pharma, Inc. (the “Company”), notified the Company of his intention to step down from his position as a member of the Board and as a member of the Audit Committee and Compensation Committee of the Board effective March 6, 2020. Mr. Altomari resigned to focus on his role as Chairman of the Board and Chief Executive Officer of Agile Therapeutics, Inc. and to reduce the number of public company boards of directors on which he serves. Mr. Altomari’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company extends its deepest gratitude to Mr. Altomari for his distinguished service to the Board and for his lasting contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: March 10, 2020